Exhibit 23.2

Consent of Independent Auditors

We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 of MedAvail Holdings, Inc. of our report dated September 2, 2020 relating to the financial statements of MedAvail, Inc., which appears in MedAvail Holdings, Inc.’s Current Report Form 8-K dated November 16,
2020. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/PricewaterhouseCoopers LLP

Chartered Professional Accountants, Licensed Public Accountants

Oakville, Ontario, Canada
April 19, 2021

PricewaterhouseCoopers LLP
PwC Centre, 354 Davis Road, Suite 600, Oakville, Ontario, Canada L6J 0C5
T: +1 905 815 6300, F: +1 905 815 6499, www.pwc.com/ca

“PwC” refers to PricewaterhouseCoopers LLP, an Ontario limited liability partnership.